Exhibit 20.1
Page 1 of 3
                    Navistar Financial 1995 - A Owner Trust
                       For the Month of September 1998
                     Distribution Date of October 20, 1998
                           Servicer Certificate #41

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $48,298,120.37
Beginning Pool Factor                                           0.1136749

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,917,292.99
     Interest Collected                                       $399,680.01

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $114,848.58
Total Additional Deposits                                     $114,848.58

Repos / Chargeoffs                                             $64,426.55
Aggregate Number of Notes Charged Off                                  30

Total Available Funds                                       $4,431,821.58

Ending Pool Balance                                        $44,316,400.83
Ending Pool Factor                                              0.1043035

Servicing Fee                                                  $40,248.43

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,105,558.98
     Target Percentage                                               6.00%
     Target Balance                                         $2,658,984.05
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($183,094.06)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.384%
Current Weighted Average Remaining Term (months):                   15.47

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days            $804,161.00        532
                                31 - 60 days           $248,894.76        162
                                60+  days               $69,821.54         32

     Total:                                          $1,122,877.30        548

     Balances:                  60+  days              $474,686.84         32

Memo Item - Reserve Account
     Prior Month                                     $8,922,464.92
+    Invest. Income                                     $38,470.29
+    Excess Serv.                                      $144,623.77
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,105,558.98

Exhibit 20.1
Page 2 of 3
Navistar Financial 1995 - A Owner Trust
For the Month of September 1998

                                                                                       NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $48,298,120.37
Ending Pool Balance                             $44,316,400.83

Collected Principal                              $3,917,292.99
Collected Interest                                 $399,680.01
Charge - Offs                                       $64,426.55
Liquidation Proceeds / Recoveries                  $114,848.58
Servicing                                           $40,248.43
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $4,391,573.15

Beginning Balance                               $48,298,120.37              $0.00     $41,887,711.15     $6,410,409.22

Interest Due                                       $265,229.84              $0.00        $228,637.09        $36,592.75
Interest Paid                                      $265,229.84              $0.00        $228,637.09        $36,592.75
Principal Due                                    $3,981,719.54              $0.00      $3,842,359.36       $139,360.18
Principal Paid                                   $3,981,719.54              $0.00      $3,842,359.36       $139,360.18

Ending Balance                                  $44,316,400.83              $0.00     $38,045,351.79     $6,271,049.04
Note / Certificate Pool Factor                                             0.0000             0.1153            0.4215
   (Ending Balance / Original Pool Amount)
Total Distributions                              $4,246,949.38              $0.00      $4,070,996.45       $175,952.93

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $144,623.77
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,105,558.98
(Release) / Draw                                  ($183,094.06)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.1
Page 3 of 3
Navistar Financial 1995 - A Owner Trust
For the Month of September 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                  4                   3                   2                  1
                                         May-98             Jun-98             Jul-98              Aug-98              Sep-98
Beginning Pool Balance               $66,167,079.84     $61,339,561.62     $56,826,065.47      $52,334,256.96      $48,298,120.37

A)   Loss Trigger:
Principal of Contracts Charged Off       $77,369.90         $59,236.11         $49,392.39          $17,175.65          $64,426.55
Recoveries                              $198,574.51        $171,389.27         $75,478.05         $113,251.22         $114,848.58

Total Charged Off (Months 5, 4, 3)      $185,998.40
Total Recoveries (Months 3, 2, 1)       $303,577.85
Net Loss / (Recoveries) for 3 Mos      ($117,579.45)(a)

Total Balance (Months 5, 4, 3)      $184,332,706.93 (b)

Loss Ratio Annualized  [(a/b) * (12)]       -0.7654%

Trigger:  Is Ratio > 1.5%                        No
                                                                               Jul-98              Aug-98              Sep-98

B)   Delinquency Trigger:                                                     $339,399.46         $670,656.84         $474,686.84
     Balance delinquency 60+ days                                                0.59726%            1.28149%            0.98283%
     As % of Beginning Pool Balance                                              0.81298%            0.93380%            0.95386%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer